UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ----------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 29, 2007


                               MED-X SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                     Nevada
         (State or other jurisdiction of incorporation or organization)


              0-33107                                 76-0238783
      (Commission File Number)             (IRS Employer Identification No.)

      2 West 46th Street, 2nd Floor
          New York, New York                            10036
      (principal executive offices)                   (Zip Code)


                                 (800) 930-8780
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]     Written communications pursuant to Rule 425 under the Securities Act
[ ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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
                                       TABLE OF CONTENTS

Item 1.01.  Entry into a Material Definitive Agreement. . . . . . . . . . . . . . . . . . .   1
Item 2.01.  Completion of Acquisition or Disposition of Assets. . . . . . . . . . . . . . .   1
Description of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Management's Discussion and Analysis or Plan of Operations. . . . . . . . . . . . . . . . .   7
Risk Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Special Note Regarding Forward-Looking Statements . . . . . . . . . . . . . . . . . . . . .  16
Additional Information. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Management. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
Executive Compensation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Principal Stockholders. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Description of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Certain Provisions of our Articles of Incorporation and Bylaws. . . . . . . . . . . . . . .  21
Market Price of Dividends on the Registrant's Common Equity and Related Stockholder Matters  25
Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . . . . . . . .  25
Item 2.02.  Results of Operations and Financial Condition . . . . . . . . . . . . . . . . .  25
Item 3.02.  Unregistered Sales of Equity Securities . . . . . . . . . . . . . . . . . . . .  25
Item 5.01.  Changes in Control of Registrant. . . . . . . . . . . . . . . . . . . . . . . .  26
Item 5.02.  Departure of Directors or Principal Officers; Election of Directors;
            Appointment of Principal Officers . . . . . . . . . . . . . . . . . . . . . . .  26
Item 5.06.  Change in Shell Company Status. . . . . . . . . . . . . . . . . . . . . . . . .  26
Item 9.01.  Financial Statements and Exhibits. . . . . . . . . . . . . . . . . . .  . . . .  26
Signatures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


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
ITEM  1.01.     ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

     See  Items  2.01.

ITEM  2.01.     COMPLETION  OF  ACQUISITION  OR  DISPOSITION  OF  ASSETS.

     On August 29, 2007 (the "Effective Date"), Med-X Systems, Inc., a Nevada corporation ("Med-X"), Equitable Assets, Inc., a Nevada corporation, the controlling stockholder of Med-X (the "Med-X Controlling Stockholder"), Cranston, Inc., a Nevada corporation (the "Subsidiary"), and Cranston, Inc., a New York corporation ("Cranston") entered into and closed a Plan and Agreement of Triangular Merger (the "Merger") between Med-X Systems, Inc., Cranston, Inc. (a Nevada corporation), and Cranston, Inc. (a New York corporation). As a result of the Merger, Cranston, Inc., a New York corporation merged with and into the Subsidiary and the stockholders of Cranston, Inc., a New York corporation (the "Cranston Stockholders") received shares of the common stock of Med-X, no par value per share (the "Med-X common stock") in exchange for all of their shares of the common stock of Cranston, Inc., a New York corporation, no par value per share (the "Cranston common stock"). Cranston was a privately held New York corporation and the Subsidiary was a newly formed wholly-owned Nevada subsidiary of Med-X.

     The Merger and its related transactions were approved by the holders of a requisite number of shares of:

- Cranston's common stock by written consent in lieu of a meeting on August 29, 2007, and

- The Subsidiary's common stock by written consent in lieu of a meeting on August 29, 2007.

     Under New York corporate law, Cranston's stockholders who did not consent to the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Cranston pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger.

     The Merger was adopted pursuant to the provisions of Article 9 of the New York Business Corporation Law (the "NYBCL"), Chapter 92A of the Nevada Revised Statutes (the "NRS"), and Section 368(a)(2)(D) of the Internal Revenue Code of 1986, with the following provisions:

- Cranston was merged with and into the Subsidiary, to exist and be governed by the laws of the State of Nevada.

- The Subsidiary is the surviving corporation (the "Surviving Corporation") and will continue to be a wholly-owned subsidiary of Med-X.

- On the Effective Date, the separate existence of Cranston ceased and the Surviving Corporation succeeded, without other transfer, to all the rights and properties of Cranston and is subject to all the debts and liabilities of such corporation in the same manner as if the Surviving Corporation had itself incurred them. All rights of creditors and all liens upon the property of each constituent entity were preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

- The Surviving Corporation is responsible for the payment of all fees and franchise taxes of the constituent entities payable to the States of Nevada and New York, if any.

- The Surviving Corporation will carry on business with the assets of Cranston, as well as the assets of the Subsidiary.

- The Surviving Corporation will be responsible for the payment of the fair value of shares, if any, required under Article 9 of the NYBCL or Chapter 92A of the NRS.

- The Cranston Stockholders surrendered all of their shares of the Cranston common stock in the manner hereinafter set forth.

- In exchange for the shares of the Cranston common stock surrendered by the Cranston Stockholders, Med-X issued and transferred to them on the basis hereinafter set forth, shares of the Med-X common stock.

- A copy of this Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

- The authorized capital stock of the Subsidiary is 200,000,000 shares of common stock, par value $0.001 per share (the "Subsidiary common stock"), of which one share is issued and outstanding, and 50,000,000 shares of preferred stock, par value $0.001 per share, of which none are issued or outstanding.

- The authorized capital stock of Cranston is 200 shares of common stock, no par value per share, of which 200 shares were issued and outstanding before the Merger.

- On the Effective Date, the Cranston Stockholders surrendered their stock certificates representing all of the issued and outstanding shares of the Cranston common stock to the Subsidiary in exchange for certificates representing the shares of the Med-X common stock to which they were entitled. Following the receipt of the shares of the Cranston common stock by the Subsidiary, the shares of the Cranston common stock were cancelled. The one share of the Subsidiary common stock remains issued and outstanding.

- Before the Effective Date, the Cranston Stockholders owned 200 shares of the Cranston common stock, which shares constituted all of the issued and outstanding shares of the capital stock of Cranston. As a result of the Merger, the Cranston Stockholders received, in exchange for all of their Cranston common stock, 20,000,000 shares of the Med-X common stock on the basis of 100,000 shares of the Med-X common stock for each share of the Cranston common stock held by each of the Cranston Stockholders.

     Directors and Officers of the Surviving Corporation.  Following the Merger,
     ---------------------------------------------------
the previous board of directors of Cranston shall serve as the board of directors of the Surviving Corporation until the next annual meeting or until such time as their successors have been elected and qualified. If a vacancy shall exist on the board of directors of the Surviving Corporation, such vacancy may be filled by the board of directors of the Surviving Corporation as provided in the Bylaws of the Surviving Corporation.

     All persons who, on the Effective Date, were executive or administrative officers of Cranston became the officers of the Surviving Corporation until the board of directors of the Surviving Corporation shall otherwise determine. The board of directors of the Surviving Corporation may elect or appoint such additional officers as it may deem necessary or appropriate.

     Articles of Incorporation of the Subsidiary.  The Articles of Incorporation
     -------------------------------------------
of the Subsidiary existing on the Effective Date, a copy of which is attached to this Current Report as an exhibit shall continue in full force as the Articles of Incorporation of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     Bylaws of the Subsidiary.  The Bylaws of the Subsidiary existing on the
     ------------------------
Effective Date, a copy of which is attached to this Current Report as an exhibit shall continue in full force as the Bylaws of the Surviving Corporation until altered, amended, or repealed as provided therein or as provided by law.

     Directors and Officers of Med-X.  On the Effective Date, Alan Moadel and
     -------------------------------
Phillip Maroof were elected to the board of directors of Med-X, and immediately thereafter, all of the members of the Med-X board of directors serving before the Effective Date resigned. Further, on the Effective Date, the board of directors elected Alan Moadel as President of Med-X, and all of the other officers of Med-X other than Alan Moadel resigned on the Effective Date. All directors of Med-X hold office for a one-year term until the election and qualification of their successors. Officers of Med-X are elected by the board of directors of Med-X and serve at the discretion of the board.

     Additional Consideration for the Merger.  As additional consideration for
     ---------------------------------------
the Merger and the services rendered by the Med-X Controlling Stockholder, Cranston delivered to the Med-X Controlling Stockholder the sum of $80,000 (the "Cash Consideration"). The Cash Consideration was placed in escrow pursuant to the Escrow Agreement (the "Escrow Agreement") attached to this Current Report as an exhibit, and is to be held in escrow until the shares of the Med-X common stock are trading on the OTCBB as described hereinafter.

     Lock-Up of Shares of the Med-X Common Stock.  At the Effective Date, the
     -------------------------------------------
3,714,059 shares of the Med-X common stock owned by the Med-X Controlling Stockholder were placed in the Escrow Agreement attached to this Current Report as an exhibit and subject to the "lock-up" as therein provided.

     Trading on the OTCBB.  Promptly following the Effective Date, the Med-X
     --------------------
Controlling Stockholder will use its best efforts to do all things necessary to qualify the shares of the Med-X common stock for quotation and sale on the Over the Counter Bulletin Board maintained by the Nasdaq Stock Market, Inc. (the "OTCBB").

     Accounting Treatment; Change of Control.  The Merger is being accounted for
     ---------------------------------------
as a "reverse merger," as the stockholders of Cranston own a majority of the outstanding shares of Med-X common stock immediately following the Merger. Cranston is deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations of Cranston prior to the Merger will be reflected in the financial statements and will be recorded at the historical cost basis of Cranston. Our consolidated financial statements after completion of the Merger will include the assets and liabilities of both Med-X and Cranston, historical operations of Cranston and our Med-X operations from the Effective Date of the Merger. As a result of the issuance of the shares of our Med-X common stock pursuant to the Merger, a change in control of Med-X occurred on the Effective Date of the Merger. Except as described herein, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of Med-X's board of directors and, to our knowledge, no other arrangements exist that might result in a future change of control of Med-X. Med-X will continue to be a "small business issuer," as defined under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the Merger.

THE MERGER

     On August 29, 2007, in accordance with the Plan and Agreement of Triangular Merger, Cranston became a wholly-owned subsidiary of Med-X through a merger with the Subsidiary, and the stockholders of Cranston received 100 shares of our common stock for each issued and outstanding share of Cranston's common stock. As a result, at the Effective Date, in exchange for 100 percent of the outstanding capital stock of Cranston, the former stockholders of Cranston received 20,000,000 shares of our common stock, which represents approximately
82.3 percent  of  our  outstanding  common  stock  following  the  Merger.

     At the time of the Merger, neither Med-X nor Cranston had any options to purchase shares of capital stock outstanding immediately prior to the Effective Date of the Merger.

     There were 121,000 shares of Med-X common stock outstanding owned by stockholders of Med-X who were not "affiliates" as defined in the Securities Act of 1933, as amended (the "Securities Act"). These 121,000 shares constitute Med-X's "public float" prior to the Merger and will continue to represent the only shares of our common stock that are eligible for resale under Rule 144.

     The shares of Med-X common stock issued to former holders of Cranston's capital stock in connection with the Merger were not registered under the Securities Act, in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act and/or Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

     Prior to the Merger, there were no material relationships between Med-X or Cranston, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

     Changes Resulting from the Merger.  Med-X intends to carry on Cranston's
     ---------------------------------
business as our sole line of business. Med-X has relocated its principal executive offices to 2 West 46th Street, 2nd Floor, New York, New York 10036, and has a telephone number of (800) 930-8780.

     Med-X cannot be certain that we will receive approval to list the shares of Med-X common stock on any exchange or market.

                             DESCRIPTION OF BUSINESS

     Except as otherwise indicated by the context, references in this Current Report to "we," "us," "our," the "company" or "Cranston" are to the business of Cranston. However, the context may refer to Med-X as well, in certain specific instances.

GENERAL

     Our primary business is the marketing and sale of health and beauty care products to consumers, both branded and private label. The market for health and beauty care products offers opportunities for new and unique products, with their efficacy backed by scientific clinical and before-and-after testimonials. We are positioning our business to fill the need for these types of product by using an integrated direct response and retail marketing model.

HISTORY  AND  ORGANIZATIONAL  STRUCTURE

     Med-X was incorporated in the State of Texas on December 21, 1987 to engage in the business of the management and processing of insurance claims for the Medical profession. Unicorp, Inc., a Nevada corporation, acquired 100 percent of the outstanding capital stock of Med-X on July 31, 1988. Unicorp and Med-X ceased active business operations, liquidated operating assets in 1989, and had no material business operations. On August 17, 2001, to facilitate a spin-off of Med-X to its stockholders, Unicorp, as the parent of Med-X, caused Med-X to file a registration statement on Form 10SB pursuant to the Exchange Act with the Securities and Exchange Commission. This registration became effective on October 16, 2001. However, the spin-off of Med-X although approved in 2001, was not completed until the close of business on September 30, 2004. Under the terms of the spin-off, each stockholder of Unicorp received, or was entitled to receive, one share of Med-X Systems, Inc. common stock for each share of common stock held of Unicorp.

     The date of inception of the development stage of Med-X for purposes of financial reporting is considered to be January 1, 1999, because on or about that date management began planning future activities for the dormant company. Accordingly, in accordance with Statement of Financial Accounting Standards No. 7, Accounting and Reporting by Development Stage Enterprises, the accompanying financial statements include cumulative amounts from January 1, 1999, the inception of the development stage.

CHANGE OF CONTROL

     Effective as of August 29, 2007, a change in control of Med-X transaction occurred. Prior to the Merger, Cranston was a privately-held company. Cranston was incorporated on July 18, 2006 in the State of New York. Cranston is located at 2 West 46th Street, 2nd Floor, New York, New York 10036.

OUR BUSINESS AND PRODUCTS GOING FORWARD

     The discussion of our business after the Effective Date relates to Cranston. Our first product is Epil-X, a topical cream designed to inhibit body hair growth in targeted areas. Epil-X is most effective when consistently applied after each time that body hair is removed by waxing, shaving or tweezing. The consumer topically applies and thoroughly massages Epil-X cream into his or her skin so that it penetrates the hair follicle and hair root where it acts to change the hair follicle structure. Epil-X is formulated to cause hair re-growth to be thinner and finer. In addition, the product can have the effect of lessening the frequency of hair removal treatments. Epil-X applications are designed to stop hair from growing in treated areas after one to four months and can bring an end to the need for hair removal treatments. Epil-X is formulated for use on all areas with body hair. Our products contain no drugs or harmful chemicals and are positioned in the marketplace as a natural hair inhibitor.

PRODUCTS UNDER DEVELOPMENT

     We are continuously seeking products to extend our Epil-X product line and add new complimentary products that diversify our purchasing options and offer constant cost containment and cost reduction. In general, we expect that we will obtain new products through licensing arrangements with third parties that have patents, clinical trial results, expert endorsements, trademarks, and rights to distribution or re-distribution.

RAW MATERIALS AND MAJOR SUPPLIERS

     Regarding our Epil-X product, we purchase the product through an exclusive license agreement with Wellington Group Holdings Pty Ltd, an Australian corporation, headquartered in Victoria, Australia ("Wellington"), the product manufacturer. Under the agreement, we will exclusively purchase finished product from Wellington that is made according to their proprietary formula at manufacturing facilities located in Brampton, Ontario, Canada. The product we purchase is packaged for the direct response market to our specifications and shipped to our third party fulfillment center. See "Description of Business - Intellectual Property."

PRODUCT SALES, DISTRIBUTION AND MARKETING

     Our marketing strategy is use a variety of direct response programs to market our products directly to customers and to use independent representatives and commission-based sales employees to place our products into distribution through catalogs and Internet retailers. Our direct response campaigns will primarily use a combination of Internet media and television infomercial airings on national cable and select broadcast stations. We began Internet marketing in January 2007 and we are developing 2-minute and 28-minute television infomercials that will be used to test media for the purpose of launching a direct marketing television campaign. We see the 28-minute infomercial as our opportunity to more fully demonstrate Epil-X and to further stimulate our direct response marketing sales program. We expect to market to catalog sales companies that feature health and beauty products.

     Our customer base will consist primarily of U.S. consumers who purchase our products directly from us or through consumer product catalogs. The direct response element will include soft and hard sell programs and continuity programs for all our products. Our retail targets will include the different classes of trade, including chain drug and grocery stores, mass merchants and specialty markets, and clubs. International sales are expected to be approximately 20 percent of the total sales volume, consisting of product sales to direct marketers operating in non-U.S. markets and the licensing of our infomercials and other marketing materials.

COMPETITION

     We will attempt to distinguish our products from other competing health and beauty care products by using direct response sales campaigns to market our products' specific unique features and benefits that are backed by clinical information and validated by before-and-after and user testimonials.

     We also may use a value-oriented pricing strategy to position products versus other products currently on the market.

INTELLECTUAL PROPERTY

     We are the exclusive worldwide distributor of a hair inhibitor product. We have rights to the product under an exclusive license agreement with Wellington Group Holdings Pty Ltd located in Australia. The license agreement was signed on November 21, 2006 and runs in perpetuity, subject to termination in the event that we had failed buy an initial order of 10,000 pieces and pay for future goods purchased or become subject to a bankruptcy or insolvency proceeding.

     Under  the  license  agreement  we  are  granted  the  rights  to:

- We have the exclusive worldwide right to market the Product nationally and internationally by direct marketing, infomercial, telephone solicitation, and via Internet sales.

- We have the non-exclusive right to use the Clinical Information developed in pilot clinical trials performed for us. The use of the Clinical Information is limited only to the Formula and shall not be used by us with any other product without the express written consent from Wellington.

     We agreed that we shall not have any right, title, or interest in Wellington's formulas, methodology, empirical data, or other trade secrets except to the extent provided by the agreement. We will shall pay to Wellington, a licensing fee as follows:

-     Per Unit Basis.  We will purchase all Product from Wellington at a price
      --------------
$(Confidential Treatment Requested) per unit. It is expressly understood by both parties that the licensing fee for Product is incorporated into the price of Product.

-     Minimum Quantity.  The minimum order quantity for the initial order of
      ----------------
Product is 10,000 units. The minimum order quantity for all subsequent orders is 25,000 units.

     In the event of a breach or other non-performance of the terms of the agreement, the agreement will terminate upon 15 days notice of termination from Wellington. We shall have 15 days to cure any failure to meet the terms of the agreement.

     The license agreement also contains representations and warranties regarding Wellington's trade secrets concerning the product, an agreement that Cranston not to market a competing product or assign or sub-license the products, and contains dispute resolution mechanisms and other standard provisions customarily found in agreements of this type. We own the Internet sites of http://www.epil-x.com and http://www.epilx.com.

PRICING

     Our pricing strategy is to position our products competitively with other hair enhancement products and distinguish our products through attractive sales offers that highlight our product's unique and differentiated features and benefits.

EMPLOYEES

     As of August 29, 2007, we had two full-time employees, one of whom is part of our management and the other being directly involved in sales and marketing. Neither of our employees is covered by a collective bargaining agreement. We believe we have good relations with our employees. As our operations expand, we will need to employ the persons that we may need. We do not feel that we would have any difficulty in locating needed help in the New York metropolitan area.

PROPERTY

     Cranston occupies approximately 500 square feet of office space located at 2 West 46th Street, 2nd floor, New York, New York 10036 and 16 East 40th Street, Suite 1200, New York, New York 10016. We do not have a lease covering the premises we occupy and we pay no rent. Our occupancy could be terminated at any time, in which event we would be required to locate suitable office space. We do not believe that we would have any difficulty in finding suitable space, if the need should arise. We do not lease or own any other property. Cranston also contracts with a third party logistics company for fulfillment services and the use of warehouse space in

Milford, Connecticut. Fees and costs for such services fluctuate based upon the amount of orders placed and fulfilled. We have access to additional warehouse space should it be needed.

LEGAL PROCEEDINGS

     We are not engaged in any litigation, and we are unaware of any material claims or complaints that could result in future litigation. We will seek to minimize disputes with our customers but recognize the inevitability of legal action in today's business environment as an unfortunate price of conducting business.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

     THE FOLLOWING DISCUSSION SHOULD BE READ TOGETHER WITH THE INFORMATION CONTAINED IN THE FINANCIAL STATEMENTS AND RELATED NOTES INCLUDED ELSEWHERE IN THIS CURRENT REPORT ON FORM 8-K.

     The following discussion reflects our plan of operation. This discussion should be read in conjunction with the audited financial statements of Cranston, Inc., a New York corporation for the period from inception (July 18, 2006) through December 31, 2006, which are attached to this Current Report. This discussion contains forward-looking statements, including statements regarding our expected financial position, business and financing plans. These statements involve risks and uncertainties. Our actual results could differ materially from the results described in or implied by these forward-looking statements as a result of various factors, including those discussed below and elsewhere in this Current Report on Form 8-K, particularly under the headings "Forward Looking Statements" and "Risk Factors."

OVERVIEW

     On July 18, 2006, Cranston was created to establish a sales and marketing business for consumer health and beauty care products. During the period from August to December 2006, Cranston also began the creation of a management team and the development of a strategic plan for acquiring marketing rights to health and beauty care products and forming a direct response sales business. We intend to target the U.S. and selected international markets for health and beauty care products. We focus on products that are easy to use, effective and complementary to a person's active lifestyle. Our product menu will focus on products that are trend-oriented with features to include personal comfort and broad customer appeal. Our success will come from understanding this market, defining new innovative products that appeal to our demographic customer base, and using marketing experience to design campaigns to maximize the return from use of our marketing funds.

     By January 31, 2007, our chief executive officer was in place and we had signed an exclusive license agreement to sell our first product, a hair growth inhibitor. In addition, we initiated production of a television infomercial featuring our hair growth inhibitor product named Epil-X, which is expected to be completed in April 2007.

PLAN OF OPERATIONS

     Cranston's strategic plan emphasizes a scalable operation that provides for continuous access to the unique skill sets needed to operate all aspects of a direct response business. We plan to sell our products directly to consumers using television and Internet-based direct response marketing campaigns. Successful entry into the direct response sales business requires expertise in marketing, selling, logistics, customer service, packaging, technology, product development, and finance, accounting and legal matters. The challenge for Cranston is to gain access to this costly expertise as we grow from our developmental stage into an established business.

     Our sales and marketing operations will be supported by several specialized third party vendors that operate in-bound telephone call centers, customer order fulfillment centers, credit card payment processing functions and customer service response. We will acquire finished products manufactured by qualified third party manufacturers, shipped by common carriers with customs clearing experience. We will also use media placement agents to assist with purchases of television advertising time in time slots that are most conducive to viewer responsiveness as measured by a variety of standard performance criteria. We have consulted with various parties to provide us with direct response industry services in the areas of television infomercial production management, Internet marketing and website development, telemarketing script development, call center performance oversight, media buying, ad campaign development, management of logistics for moving product from the factory to fulfillment center, graphics capabilities for packaging, labeling and marketing; fulfillment center oversight, accounting and financial reporting; and legal services focused on industry specific matters.
As a result, our chief executive officer has been able to begin operating our business using strategic business partners, consultants and relatively few employees rather than operate with a larger staff of employees that necessitates a relatively high fixed cost burden.

     In general, we intend to follow a strategy that will allow us to become the sole marketer of the products that we sponsor through the negotiation and execution of exclusive licensing and or distribution agreements in territories we select. Typically, the United States will always be included as a principal market for our products. After product license agreements are in place, we will market licensed products using our direct response-marketing model. After evaluating the risk and economic opportunity, we will also entertain other business arrangements including strategic alliances, and brand partners.

     In order to realize economies of scale, we expect to order products in single or multiple container loads with orders expected to be prepaid prior to taking title to the goods from the manufacturer. The Epil-X product is manufactured in Canada under the supervision of the product Wellington.

     Customers are expected to generally use their credit cards to pay for purchases of our products. We recently established relationships with credit card merchant service providers to handle credit card processing and payment settlements from our direct response sales.

     At this time, there is no federal or state certification or regulatory requirements for our products. Management is not of aware of any pending federal or state legislation which would introduce regulatory requirements that would negatively impact or impede the sales and distribution of our products in the United States or elsewhere. Our products and business practices may be subject to review by third party regulators and consumer affairs monitors and actions resulting from such reviews, including but not limited to cease and desist orders, fines and recalls. Although the Epil-X products are not regulated by the U.S. Food and Drug Administration, Cranston may in the future sell products that are subject to FDA regulations. Our advertising is subject to review by the National Advertising Council (NAC) and its advertisements could be subject to NAC recommendations for modification. The U.S. Federal Trade Commission and state and local consumer affairs bodies oversee various aspects of our sales and marketing activities and customer handling processes. If any of these agencies, or other agencies that have a right to regulate our products, engage in reviews of our products or marketing procedures, we may be subject to various enforcement actions from such agencies.

CRITICAL ACCOUNTING POLICIES

     Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe critical accounting policies as disclosed in this Current Report reflect the more significant judgments and estimates used in preparation of our financial statements. We believe there have been no material changes to our critical accounting policies and estimates.

LIQUIDITY AND CAPITAL RESOURCES

     Capital for the development of Cranston has been provided by initial stockholders. Through the period ended December 31, 2006, our stockholders contributed $400,000 in cash to Cranston. The capital has been used to acquire Med-X, consummate a product license, fund introductory marketing campaigns, including production of a television infomercial and for operating expenses.

     On December 31, 2006, stockholders' equity was $400,000, working capital was $20,000 and Cranston had $380,000 deposited into a non-interest bearing escrow account to be utilized for the acquisition of a public shell company, which turned out to be Med-X, to consummate a product license and fund operations. We expect that our capital will be sufficient for the next six months, but we will need to raise funds through various financings to maintain our operations until such time as cash generated by operations is sufficient to meet our operations and capital requirements. As of the date of this Current Report, we have made no arrangements for financing going forward.

     We do not expect that we will be subject to any risks of inflation or currency exchange rate risks going forward.

     The independent auditor's report on Cranston's December 31, 2006 financial statements included in this Current Report states that the Company is in the development stage and has not established source of revenue, which raises substantial doubt about our ability to continue as a going concern.

INCOME TAXES

     We account for income taxes using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in our financial statements or tax returns. In estimating future tax consequences, we consider all expected future events other than enactment of or changes in the tax law or rates.

STOCK-BASED COMPENSATION

     We have adopted Statement of Financial Accounting Standard No. 123 ("SFAS No. 123"), "Accounting for Stock Based Compensation," and SFAS No. 148, as amended, and elected to use the intrinsic value method in accounting for its stock option plan. Accordingly, no compensation cost has been recognized in the consolidated financial statements for this plan.

OFF-BALANCE SHEET ARRANGEMENTS

     We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

CHANGES IN AND DISAGREEMENTS WITH MED-X'S ACCOUNTANTS

     During our last two fiscal years, there have been no changes in or disagreements with Med-X's principal independent accountants, Thomas Leger & Co. L.L.P. Our accountant was requested to review the disclosure required by this Current Report before it is filed with the Commission and furnish us with a letter addressed to the Commission containing any new information, clarification of our expression of its views, or the respects in which it does not agree with the statements made in response to this matters discussed herein. There was no such letter.

                                  RISK FACTORS

     An investment in our common stock is speculative in nature, involves a high degree of risk, and should not be made by an investor who cannot bear the economic risk of its investment for an indefinite period of time and who cannot afford the loss of its entire investment. Additional risks and uncertainties currently unknown to us or that we currently deem to be immaterial may also impair our business operations. If we are unable to prevent events that have a negative effect from occurring, then our business may suffer, and you may lose all or part of your investment in the common stock. You should carefully consider the following risk factors associated with the Offering, as well as other information contained elsewhere in this Current Report, before making an investment.

RISKS RELATING TO OUR BUSINESS

WE ARE A START-UP COMPANY, AND WE MAY BE UNABLE TO GENERATE SIGNIFICANT REVENUES AND MAY NEVER BECOME PROFITABLE.

     We are a start-up company that has not generated any revenues to date, and we expect to incur significant operating losses for the foreseeable future. We may not be able to market our products in the future in a manner that will generate significant revenues. In addition, any revenues that we may generate may be insufficient for us to become profitable.

     In particular, potential investors should be aware that we have not proven that we can:

-    Raise sufficient capital in the public and/or private markets;

- Have access to a line of credit in the institutional lending marketplace for the expansion of our business;

- Select products that generate sufficient rate of return in relation to infomercial production costs, purchases of television advertising time, costs of purchasing products, and our other operating costs so as to become profitable;

- Develop and maintain relationships with key elements in our business such as the inventors/Wellingtons of new products, the actors, directors, scriptwriters and producers of infomercials, manufacturers of our products, fulfillment houses for our product orders, credit card processing agencies, dealers, distributors and other resellers of our products;

-    Respond effectively to competitive pressures; or

-    Recruit and build a management team to accomplish our business plan.

     If we are unable to accomplish these goals, our business will not likely succeed.

WE HAVE NO OPERATING HISTORY; AS A RESULT, WE MAY NOT BE ABLE TO CORRECTLY ESTIMATE OUR FUTURE OPERATING EXPENSES, WHICH COULD LEAD TO CASH SHORTFALLS.

     We do not have any operating history from which to evaluate our business. We have not generated any revenues from commencement of our operations. Accordingly, our prospects must be considered in light of the risks, expenses, and difficulties frequently encountered by companies in an early stage of development. We may not be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, operating results and financial condition.

     Our budgeted expense levels are based in part on our expectations concerning future revenues. However, our ability to generate any revenues depends entirely on receiving funds from a successful customer response to the strategic marketing of our products. We may be unable to adjust our operations in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, a significant shortfall in demand for our products could have an immediate and material adverse effect on our business, results of operations, and financial condition.

WE ARE DEPENDENT ON THIRD-PARTY MANUFACTURERS, OVER WHOM WE HAVE LITTLE OR NO CONTROL, TO MANUFACTURE OUR PRODUCTS.

     Our Epil-X product is manufactured in Brampton, Ontario, Canada by a company that is not affiliated with us. It is likely that as we source and introduce additional products, these products will also be manufactured by third parties. We do not have any manufacturing facilities, and we do not envision creating any such facility, domestic or foreign, under our present business plan. As a consequence we must rely on our relationship with our manufacturer to properly manufacture and timely deliver our current product and any other products we may develop or license. We may not be able to quickly replace our manufacturing capacity if we were unable to use our manufacturing facility as a result of a fire, natural disaster, equipment failure, labor dispute, commercial disagreement or other difficulty. Our dependence upon third parties for the manufacture of our products may adversely affect our profit margins and our ability to develop and deliver existing and proposed products on a timely and competitive basis.

IF WE ARE UNABLE TO ESTABLISH SALES AND MARKETING CAPABILITIES OR ENTER INTO AGREEMENTS WITH THIRD PARTIES TO SELL AND MARKET OUR PRODUCTS, WE MAY NOT BE ABLE TO GENERATE PRODUCT REVENUE.

     We currently do not have sufficient staff or organization for the sales, marketing and distribution of our products. In order to market any products, we must build our sales, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. In addition, we have limited experience in creating infomercials and developing, training or managing a sales force and will incur substantial additional expenses in doing so. The cost of establishing and maintaining a sales force may exceed its cost effectiveness. Furthermore, we will compete with companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete successfully against these companies. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

CUSTOMERS, DEALERS AND DISTRIBUTORS MAY NOT PURCHASE OUR PRODUCTS.

     Customers, dealers and distributors may not accept and use our products or may prefer the products of a competitor to our own line. Acceptance and use of our future products will depend upon a number of factors including:

- Perceptions about the ease of use, safety and effectiveness of our products;

-    Pricing relative to competing products;

-    Nature and extent of market appeal;

-    Innovativeness of the product in relation to comparable products;

- Effectiveness of marketing and distribution efforts by us and our sub Wes, dealers and distributors, if any; and

- Ability to easily and timely fill and deliver orders to customers and eventually to dealers and distributors

WE ARE GOING TO OUTSOURCE SIGNIFICANT ASPECTS OF OUR BUSINESS OPERATIONS. WE MAY NOT BE ABLE TO CONTROL THESE PARTS OF OUR OPERATIONS IN THE EVENT OF A BREAKDOWN IN FUNCTION.

     We expect to outsource significant portions of our business functions, including, but not limited to, manufacturing, warehousing, customer service, inbound call center functions and payment processing for all sales to consumers, customer order fulfillment, and product returns processing and shipping. From time to time we expect to experience interruptions in these essential services for varying periods of time. If such interruptions occur for extended periods of time, our operations may be materially adversely affected. The products that we expect to sell will be produced by third parties. Should we experience any interruption or interference with the operations of the third party suppliers of goods and services, we might experience a shortage of inventory. This type of shortage could have a material adverse effect on our financial position, results of operations, and cash flow.

WE ARE GOING TO ENTER INTO RELATIONSHIPS WITH CREDIT CARD PROCESSORS TO PROCESS OUR ORDERS. THESE RELATIONSHIPS MAY BE ADVERSELY AFFECTED BY THE RESULTS OF OUR CUSTOMER'S ACTIONS OR OUR ORDER ACCEPTANCE PROCEDURES AND MAY SUBJECT US TO PENALTIES OR CANCELLATION OF THE RELATIONSHIP.

     Our sales operation is dependent on having adequate credit card activity processing capacity with the major credit card companies and a credit card processor. A third party credit card processor typically regulates daily credit card sales order volume by merchants such as Cranston and sets limits as to the maximum sales volume it will process. In addition, credit card companies, such as Visa and MasterCard, and credit card processors typically maintain a record of the level of customer requests to have charges for our products reversed (chargebacks). The credit card companies and processors may fine us for "high chargeback levels," modify our sales volume limit, make a demand for additional reserves or even discontinue doing business with us. Sales and marketing businesses involving consumer products are known for relatively high chargeback levels. Should we experience periods of higher than accepted levels of chargeback activity, we could incur fines and disruptions in credit card processing of customer orders. We endeavor to maintain reasonable business practices and customer satisfaction, which in part, contribute to lower levels of chargeback activity. Nevertheless, excess chargeback activity could result in our being unable to have customers pay us using credit cards.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS. OUR ABILITY TO OBTAIN PRODUCT LIABILITY COVERAGE MAY BE LIMITED DUE TO LACK OF FUNDS OR EXPENSE OF THE COVERAGE SOUGHT.

     The distribution and sale of our products may expose us to the risk of significant losses resulting from product liability claims. Although we will obtain and intend to maintain product liability insurance to offset some of this risk, we may be unable to secure sufficient amounts of such insurance or we may not cover certain potential claims against us. In addition, some of the television networks on which we may purchase infomercial time, and our potential dealers and distributors may impose product liability insurance requirements of their own that we may not be able to fulfill. In such event, we may not be able to secure or maintain them as a marketing source for our products.

     We may not be able to afford to obtain insurance due to rising costs in insurance premiums in recent years. If we are able to secure insurance coverage, we may be faced with a successful claim against us in excess of our product liability coverage that could result in a material adverse impact on our business. If insurance coverage is too expensive or is unavailable to us, we may be forced to self-insure against product-related claims. With insufficient insurance coverage, a successful claim against us and any defense costs incurred in defending ourselves may have a material adverse impact on our operations.

IF WE LOSE THE SERVICES OF KEY MANAGEMENT PERSONNEL OR CONSULTANTS, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY EFFECTIVELY.

     Our future success depends in a large part upon the continued service of key members of our senior management team. In particular, our chief executive officer and our consultants are critical to our overall management as well as the development of our culture and our strategic direction. We do not maintain any key-person life insurance policies. The loss of any of our management or key personnel could materially harm our business.

WE WILL RELY ON HIGHLY SKILLED PERSONNEL AND, IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE ADDITIONAL QUALIFIED PERSONNEL, WE WILL NOT BE ABLE TO GROW EFFECTIVELY.

     Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our ability to identify, hire, develop, motivate, and retain highly skilled personnel for all areas of our organization. Competition in our industry for qualified employees is intense, especially in the New York metropolitan area market. Our ability to compete effectively depends on our ability to retain and motivate our employees.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

WE LICENSE OUR INTELLECTUAL PROPERTY RIGHTS FROM OUR TRADEMARK HOLDER UNDER AN EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT. DIFFICULTIES OR DISPUTES ARISING UNDER THAT AGREEMENT MAY IMPAIR THE VALUE OR AVAILABILITY OF OUR RIGHT TO USE OUR INTELLECTUAL PROPERTY FREELY.

     Under our business plan, we will license the patents and trademarks we use to market, sell and distribute our products from other entities pursuant to the terms and conditions of license and distribution agreements. We intend to enter into similar agreements for the license of other new products in the future as part of our method of doing business. Typically, these agreements will have numerous terms and conditions relating to, among other things, manufacturing of our products, minimum purchase orders, payment terms, and intellectual property obligations. If a dispute arises under an agreement between Cranston and our Wellington or some other problem impairs the economic condition or legal status of our Wellington, we may have difficulty enforcing and maintaining our intellectual property rights. In such event, our ability to sell and distribute our products may be adversely affected.

OUR INTELLECTUAL PROPERTY RIGHTS ARE VALUABLE, AND OUR INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS AND BRAND.

     Our license of intellectual property rights is a critically important asset to us. Events outside of our control could jeopardize our ability to protect our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products are distributed and sold. In addition, the efforts we, or our Wellington, take to protect our intellectual property rights may not be sufficient or effective.
Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Protecting our intellectual property rights (which we are required to do under our license agreement) is costly and time consuming, and the unauthorized use of our intellectual property could cause these costs to rise significantly and materially affect our operating results.

- While our goal is to maintain existing patent and trademark protection for our products, they may not be subject to being protected or we may choose not to protect certain intellectual property that later turns out to be important for our business. We may not have the financial resources to defend our licensed intellectual property, thereby reducing our competitive position and our business prospects.

- In addition, changes in or different interpretations of intellectual property laws in the United States and foreign countries may permit others to develop and commercialize our licensed products without providing any compensation to us. The laws of some countries do not protect intellectual property rights to the same extent as U.S. laws and those countries may lack adequate rules and procedures for defending our intellectual property rights.

     We also seek to maintain certain intellectual property as trade secrets. The secrecy of this information could be compromised by third parties, or intentionally or accidentally disclosed to others by our employees, which may cause us to lose any competitive advantage we enjoy from maintaining these trade secrets.

WE ARE, AND MAY IN THE FUTURE BE, SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS, WHICH ARE COSTLY TO DEFEND, WHICH COULD REQUIRE US TO PAY DAMAGES, AND WHICH COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

     Companies in the business of selling personal and beauty care products own patents, copyrights, trademarks, and trade secrets and frequently enter into litigation based on allegations of infringement or other violations by others of intellectual property rights. As our products receive more attention and recognition in the marketplace, there is greater possibility that we may become subject to an infringement claim based on use of our licensed technology such that we would be unable to continue using the technology without obtaining a license or settlement from third parties. Any intellectual property claims, whether meritorious or not, could be time-consuming and expensive to litigate and could divert critical management and financial resources to the resolution of such claims. We may not be able to afford the costs of litigation. Any legal action against us could lead to:

- Payment of damages, potentially treble damages, if we are found to have willfully infringed a party's patent or trademark rights;

- Injunctive or other equitable relief that may effectively block our ability to further develop, commercialize and sell products; or

- Our having to enter into license arrangements that may not be available on commercially acceptable terms, if at all.

     As a result, an adverse determination also could prevent us from offering our products to the marketplace.

RISKS RELATED TO OUR COMMON STOCK

THERE IS NOT NOW, AND THERE MAY NOT EVER BE, AN ACTIVE MARKET FOR OUR COMMON STOCK.

Shares of Med-X common stock are not quoted on any public market. Even if we are successful having shares of our Med-X common stock quoted on a public market, trading activity may be extremely sporadic. For example, several days may pass before any shares are traded. If the shares of our Med-X common stock are ever traded in a public market, the market price for the shares may fluctuate in response to a number of factors, many of which are beyond our control. Such factors may include, without limitation, the general economic and monetary environment, quarter-to-quarter variations in our anticipated and actual operating results, future financing activities and the open-market trading of our shares in particular.

WE HAVE NEVER PAID DIVIDENDS.

We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends for the foreseeable future.

THE FORMER CRANSTON STOCKHOLDERS CURRENTLY OWN APPROXIMATELY 82.3 PERCENT OF OUR VOTING STOCK, IN THE AGGREGATE, AND, AS A RESULT, WILL HAVE SIGNIFICANT INFLUENCE OVER STOCKHOLDER DECISIONS.

The former Cranston Stockholders presently control the right to vote more than 82 percent of all of our issued and outstanding common stock. As a result of such ownership concentration, the stockholders will have significant influence over the management and affairs of our business, and will also exert considerable, ongoing influence over matters subject to stockholder approval, including the election of directors and significant corporate transactions, such as a merger, sale of assets or other business combination or sale of our business. This concentration of ownership may have the effect of delaying, deferring, or preventing a change in control, impeding a merger, consolidation, takeover or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of our business, even if such a transaction would benefit other stockholders.

WE MAY INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to increase our legal and financial compliance costs and to make some activities more time-consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY BE REQUIRED TO RAISE ADDITIONAL FINANCING BY ISSUING NEW SECURITIES WITH TERMS OR RIGHTS SUPERIOR TO THOSE OF OUR SHARES OF COMMON STOCK, WHICH COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR SHARES OF COMMON STOCK.

We may require additional financing to fund future operations, including expansion in current and new markets, programming development and acquisition, capital costs and the costs of any necessary implementation of technological innovations or alternative technologies. We may not be able to obtain financing on favorable terms, if at all. If we raise additional funds by issuing equity securities, the percentage ownership of our current stockholders will be reduced, and the holders of the new equity securities may have rights superior to those of the holders of shares of common stock, which could adversely affect the market price and the voting power of shares of our common stock. If we raise additional funds by issuing debt securities, the holders of these debt securities would similarly have some rights senior to those of the holders of shares of common stock, and the terms of these debt securities could impose restrictions on operations and create a significant interest expense for us.

IF THE SHARES OF OUR MED-X COMMON STOCK ARE EVER TRADE IN A PUBLIC MARKET, WE MAY HAVE DIFFICULTY RAISING NECESSARY CAPITAL TO FUND OPERATIONS AS A RESULT OF MARKET PRICE VOLATILITY FOR OUR SHARES OF COMMON STOCK.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our shares of common stock, if they are traded in a public market, can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If our business development plans are successful, we may require additional financing to continue to develop and exploit existing and new technologies and to expand into new markets. The exploitation of our technologies may, therefore, be dependent upon our ability to obtain financing through debt and equity or other means.

IF OUR SHARES OF COMMON STOCK ARE TRADED IN A PUBLIC MARKET, THEY WILL MOST LIKELY BE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC. FURTHER, THE TRADING MARKET IN OUR COMMON STOCK WILL MOST LIKELY BE LIMITED, WHICH SHOULD MAKE TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE INVESTMENT VALUE OF OUR STOCK

     The SEC has adopted Rule l5g-9 which establishes the definition of a "penny stock," as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. If shares of our common stock are trade in a public market, if the bid and ask price of our common stock is less than $5.00 per share, our shares will be classified as "penny stock" under the rules of the SEC. For any transaction involving a penny stock, unless exempt, the rules require:

- That a broker or dealer approve a person's account for transactions in penny stocks; and

- The broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

- Sets forth the basis on which the broker or dealer made the suitability determination; and

- States that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock"rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock, if it is then trading in a public market.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

     Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

- Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

- Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and

- The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

     The occurrence of these patterns or practices could increase the volatility of our share price. Although we do not expect to be in a position to dictate the behavior of the market or broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our stock.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     In this Current Report, we make a number of statements, referred to as "forward-looking statements" which are intended to convey our expectations or predictions regarding the occurrence of possible future events or the existence of trends and factors that may impact our future plans and operating results.
We note, however, that these forward-looking statements are derived, in part, from various assumptions and analyses we have made in the context of our current business plan and information currently available to us and in light of our experience and perceptions of historical trends, current conditions and expected future developments and other factors we believe to be appropriate in the circumstances.

     You can generally identify forward-looking statements through words and phrases such as "seek," "anticipate," "believe," "estimate," "expect," "intend," "plan," "budget," "project," "may be," "may continue," "may likely result," and similar expressions. When reading any forward-looking statement you should remain mindful that all forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of Med-X, and that actual results or developments may vary substantially from those expected as expressed in or implied by that statement for a number of reasons or factors, including those relating to:

- Whether or not markets for our products develop and, if they do develop, the pace at which they develop;

- Our ability to attract and retain the qualified personnel to implement our growth strategies;

-    Our ability to fund our short-term and long-term financing needs;

-    Competitive factors;

-    General economic conditions;

-    Changes in our business plan and corporate strategies; and

- Other risks and uncertainties discussed in greater detail in the sections of this Current Report, including those captioned "Risk Factors" and "Management's Discussion and Analysis or Plan of Operation."

     Each forward-looking statement should be read in context with, and with an understanding of, the various other disclosures concerning Med-X and our business made elsewhere in this Current Report as well as other pubic reports filed with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statement contained in this Current Report to reflect new events or circumstances unless and to the extent required by applicable law.

                             ADDITIONAL INFORMATION

     We are obligated to file reports with the SEC pursuant to the Exchange Act. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.

     We intend to furnish our security holders with an annual report that contains audited financial statements.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Our directors and executive officers are:

    NAME        AGE                           POSITION(S)                            POSITION(S) HELD SINCE
--------------  ---  --------------------------------------------------------------  ----------------------
Alan Moadel     63   Chief Executive Officer, Chief Financial Officer and Director         March 2007
Phillip Maroof  26                              Director                                   March 2007

     The members of our board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board. Our board has fixed the number of our directors at two. At present we have two directors.

     Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. There are no family relationships among the directors and officers of Med-X.

     We may employ additional management personnel, as our board of directors deems necessary. Med-X has not identified or reached an agreement or understanding with any other individuals to serve in management positions, but does not anticipate any problem in employing qualified staff.

     A description of the business experience during the past several years for directors and executive officer is set forth below.

     Mr. Moadel has senior executive experience in consumer marketing and business operations in the jewelry and rug industries. From 2006 to January 2007, Mr. Moadel served as marketing consultant for New York based Royal Chain Inc., a manufacturer, importer, wholesaler and direct to consumer marketer of fine jewelry. From 1976 to 2006, he founded and operated Westport, Connecticut based Crown Oriental Rugs, Inc., a leading importer, seller and distributor of handmade oriental carpets. Mr. Moadel received a B.A. degree in Mathematics in 1969 from the University of Bridgeport.

     Mr. Maroof currently serves as Creative Director for Royal Chain Inc., a manufacturer, importer, wholesaler and direct to consumer marketer of fine jewelry that is headquartered in New York, New York. Mr. Maroof's responsibilities at Royal Chain Inc. since he joined the company in 2003 have included product development, marketing campaign management and making televised sales presentations on SHOPNBC and TVSN. Mr. Maroof received a B.S. degree in International Business and Marketing in 2003 from New York University Stern School of Business.

EMPLOYMENT AGREEMENTS

     We do not currently have employment agreements with any of our employees.

MEETINGS OF OUR BOARD OF DIRECTORS

     Our board of directors did not hold any meetings during the most recently completed fiscal year end. Various matters were approved by consent resolution, which in each case was signed by each of the members of the board then serving.

COMMITTEES OF THE BOARD

     We do not currently have a compensation committee, executive committee, or stock plan committee.

AUDIT COMMITTEE

     We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board when performing the functions of what would generally be performed by an audit committee. The board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

NOMINATION COMMITTEE

     Our board of directors does not maintain a nominating committee. As a result, no written charter governs the director nomination process. Our size and the size of our board, at this time, do not require a separate nominating committee.

When evaluating director nominees, our directors consider the following factors:

-    The appropriate size of our board of directors;

- Our needs with respect to the particular talents and experience of our directors;

- The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the board;

-    Experience in political affairs;

-    Experience with accounting rules and practices; and

- The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new board members.

     Our goal is to assemble a board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the board will also consider candidates with appropriate non-business backgrounds.

     Other than the foregoing, there are no stated minimum criteria for director nominees, although the board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the board identifies nominees by first evaluating the current members of the board willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the board does not wish to continue in service or if the board decides not to re-nominate a member for re-election, the board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the board are polled for suggestions as to individuals meeting the criteria described above. The board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary. The board does not typically consider stockholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, our directors and certain of our officers, and persons holding more than 10 percent of our common stock will be required to file forms reporting their beneficial ownership of our common stock and subsequent changes in that ownership with the Securities and Exchange Commission. Such persons will also be required to furnish us with copies of all forms so filed.

                             EXECUTIVE COMPENSATION

     The following table summarizes compensation information for the last two fiscal years for (i) our chief executive officer and (ii) each of our executive officers other than the chief executive officer who were serving as executive officers of Med-X at the end of the last two fiscal years.

SUMMARY  COMPENSATION  TABLE

     The following table sets forth information regarding annual and long-term compensation with respect to the fiscal years ended December 31, 2006 and 2005 for services in all capacities rendered to us by the named executive officers.

                             ANNUAL COMPENSATION                   LONG TERM COMPENSATION

                                                                        AWARDS                   PAYOUTS

                                                              RESTRICTED    SECURITIES
NAME AND PRINCIPAL  FISCAL                    OTHER ANNUAL      STOCK       UNDERLYING            LTIP         ALL OTHER
POSITION             YEAR   SALARY    BONUS   COMPENSATION     AWARD(S)    OPTIONS/SARS (#)      PAYOUTS     COMPENSATION
Hank A. Vanderkam    2006   $   -0-  $   -0-  $         -0-  $        -0-  $             -0-  $         -0-  $         -0-
                     2005   $   -0-  $   -0-  $         -0-  $        -0-  $             -0-  $         -0-  $         -0-

Alan Moadel          2006   $   -0-  $   -0-  $         -0-           -0-                -0-  $         -0-  $         -0-
                     2005   $   -0-  $   -0-  $         -0-           -0-                -0-  $         -0-  $         -0-

     As of the date of this Current Report, none of our executive officers receive any perquisites which exceed in value the lesser of $50,000 or 10 percent of such officer's salary and bonus, although they may receive some perquisites in the future.

OPTION  GRANTS  IN  LAST  FISCAL  YEAR

     No options were granted during the fiscal year ended December 31, 2006.

DIRECTOR  COMPENSATION

     None of our directors received any compensation for serving in such capacity during the fiscal year ended December 31, 2006.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Current Report, information concerning ownership of our securities by:

- Each person who owns beneficially more than five percent of the outstanding shares of our common stock;

-    Each director;

-    Each named executive officer; and

-    All directors and officers as a group.

         \

                                               COMMON STOCK
                                               BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER (1)        OWNED (2)
----------------------------------------   -------------------


                                             NUMBER    PERCENT
                                           ----------  -------
Phillip Maroof                              2,800,000    11.52
                                           ----------  -------
Shahran Yafeh                               2,800,000    11.52
                                           ----------  -------
  Total                                     5,600,000    23.04
                                           ==========  =======


*     Less than one percent.
(1) Unless otherwise indicated, the address for each of these stockholders is c/o 2 West 46th Street, 2nd Floor, New York, New York 10036. Also, unless otherwise indicated, each person named in the table above has the sole voting and investment power with respect to his shares of our common and preferred stock beneficially owned.
(2) Beneficial ownership is determined in accordance with the rules of the SEC. For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding is 24,309,646, as of the date of this Current Report.

     Other than as stated herein, there are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of Med-X Systems, Inc.

     Other than as stated herein, there are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters.

                            DESCRIPTION OF SECURITIES

     The authorized capital stock of Med-X consists of 200,000,000 shares of common stock, no par value per share, and 50,000,000 shares of preferred stock, no par value per share, none of which are issued or outstanding. As of the date of this Current Report, 24,309,646 shares of our common stock were issued and outstanding.

COMMON STOCK

     The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably dividends, if any, as may be declared by our board of directors out of legally available funds. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all our debts and other liabilities, subject to the prior rights of any series of our preferred stock then outstanding. The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock.
All outstanding shares of our common stock are fully paid and nonassessable.

PREFERRED STOCK

     Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of shares of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on the rights. The holders of our preferred stock do not have any cumulative voting rights or preemptive or subscription rights by virtue of their ownership of our preferred stock. The preferences, powers, rights and restrictions of different series of our preferred stock may vary with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, purchase funds, and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock. Likewise, any issuance may have the effect of delaying, deferring or preventing a change in control of Med-X.

TRANSFER AGENT

     The transfer agent of our common stock is Atlas Stock Transfer Corporation, 5899 South State Street, Salt Lake City, Utah 84107, telephone (801) 266-7151, and facsimile (801) 262-0907.

         CERTAIN PROVISIONS OF OUR ARTICLES OF INCORPORATION AND BYLAWS

GENERAL

     Provisions of our articles of incorporation and bylaws concern matters of corporate governance and the rights of our stockholders, such as the ability of our board of directors to issue shares of our common and preferred stock and to set the voting rights, preferences, and other terms of our preferred stock without further stockholder action. These provisions could also delay or frustrate the removal of incumbent directors or the assumption of control of our board of directors by our stockholders, and may be deemed to discourage takeover attempts, mergers, tender offers, or proxy contests not first approved by our board of directors, which some stockholders may deem to be in their best interests.

BOARD  OF  DIRECTORS

     The business and affairs of Med-X are managed under the direction of our board of directors, which currently consists of two members. The number of directors may be fixed and may be altered from time to time by the board of directors.

     Newly created directorships resulting from any increase in the number of directors and any vacancies on our board of directors resulting from death, resignation, disqualification, removal or other causes shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term for which the new directorship was created or the vacancy occurred and until the director's successor shall have been elected and qualified or until his earlier death, resignation, or removal. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

     Whenever the holders of any class or series of our capital stock are entitled to elect one or more directors under any resolution or resolutions of our board of directors designating a series of our preferred stock, vacancies and newly created directorships of a class or series may be filled by a majority of the directors then in office elected by the applicable class or series, by a sole remaining director so elected, or by the unanimous written consent, or the affirmative vote of a majority of the outstanding shares of the class or series entitled to elect the directors.

     Subject to any rights of the holders of preferred stock to elect directors as a class, a director may be removed only for cause and only by the affirmative vote of the holders of two-thirds of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

MEETINGS  OF  STOCKHOLDERS

     Except as otherwise required by law and subject to the rights of the holders of the preferred stock, special meetings of stockholders may be called only by:

-    Our president.

- The holders of at least 10 percent of all the shares entitled to vote at the proposed meeting.

-    The board of directors pursuant to a duly authorized resolution.

     Special stockholder meetings may not be called by any other person or in any other manner. Our bylaws provide that only those matters set forth in the notice of the special meeting may be considered or acted upon at the special meeting. Further, no action that is required or permitted to be taken by our stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by our board of directors.

     The next annual meeting of our stockholders will be held in 2007, on a date and at a place and time designated by our board of directors.

LIMITATION  OF  LIABILITY

     Our articles of incorporation provide that any director or officer of Med-X shall not be personally liable to us or our stockholders for damages as a result of any act or failure to act in his capacity as a director or officer; provided, however, the provision shall not eliminate or limit the liability of a director or officer:

- If it is proven that his act or failure to act constituted a breach of his fiduciary duties and such breach involved intentional misconduct, fraud or a knowing violation of law, or

-    Under the Nevada Revised Statutes.

     Indemnification. Our articles of incorporation provide that Med-X may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of Med-X, by reason of the fact that he is or was a director, officer, employee or agent of Med-X, or is or was serving at the request of Med-X as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

-    Is not liable pursuant to Section 78.138 of the NRS; or

- Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Med-X, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

- The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 of the NRS or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Med-X, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Med-X may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Med-X to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of Med-X, or is or was serving at the request of Med-X as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

-    Is not liable pursuant to Section 78.138 of the NRS; or

- Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Med-X.

     Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to Med-X or for amounts paid in settlement to Med-X, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the courts deem proper.

     Determination of Discretionary Indemnification. Any discretionary indemnification pursuant to our articles of incorporation, unless ordered by a court or advanced pursuant to our articles of incorporation , may be made by Med-X only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

-    By the stockholders;

- By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

- If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by Med-X as they are incurred in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by Med-X.

     Mandatory Indemnification. To the extent that a director, officer, employee or agent of Med-X has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in our articles of incorporation, or in defense of any claim, issue or matter therein, Med-X shall indemnify him against expenses, including attorneys' fees actually and reasonably incurred by him in connection with the defense.

     Non-Exclusivity. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to our articles of incorporation:

- Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to our articles of incorporation, or for the advancement of expenses made pursuant to our articles of incorporation may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

- Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of any such person.

     Insurance. Med-X may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of Med-X, or is or was serving at the request of Med-X as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not Med-X has the authority to indemnify him against such liability expenses.

AMENDMENT  OF  BYLAWS

     Under our articles of incorporation, our bylaws may be amended by our board of directors or by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of our capital stock then outstanding and entitled to vote, voting together as a single class.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our articles of incorporation permit us to limit the liability of our directors to the fullest extent permitted under the Nevada Revised Statutes. As permitted by the Nevada Revised Statutes, our bylaws and articles of incorporation also include provisions that eliminate the personal liability of each of our officers and directors for any obligations arising out of any acts or conduct of such officer or director performed for or on behalf of Med-X. To the fullest extent allowed by the Nevada Revised Statutes, we will defend, indemnify and hold harmless our directors or officers from and against any and all claims, judgments and liabilities to which each director or officer becomes subject to in connection with the performance of his duties and will reimburse each such director or officer for all legal and other expenses reasonably incurred in connection with any such claim of liability. However, we will not indemnify any officer or director against, or reimburse for, any expense incurred in connection with any claim or liability arising out of the officer's or director's own negligence or misconduct in the performance of duty.

     The provisions of our bylaws and articles of incorporation regarding indemnification are not exclusive of any other right we have to indemnify or reimburse our officers or directors in any proper case, even if not specifically provided for in our articles of incorporation or bylaws.

     We believe that the indemnity provisions contained in our bylaws and the limitation of liability provisions contained in our articles of incorporation are necessary to attract and retain qualified persons for these positions.
Other than as disclosed in "Description of Business - Legal Proceedings" in this Current Report, no pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                        MARKET PRICE OF AND DIVIDENDS ON
         THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     As of the date of this Current Report, the shares of our common stock are not quoted for sale on any public market. We currently have 24,309,646 shares of our common stock issued and outstanding, which are held of record and beneficially owned by 985 persons. Our common stock is not currently approved for quotation on the OTCBB. We intend to apply for a symbol for trading on the OTCBB as soon as practicable, although we cannot be certain that our application will be approved.

DIVIDENDS

     We have not paid or declared any dividends on our common stock, nor do we anticipate paying any cash dividends or other distributions on our common stock in the foreseeable future. Any future dividends will be declared at the discretion of our board of directors and will depend, among other things, on our earnings, if any, our financial requirements for future operations and growth, and other facts as our board of directors may then deem appropriate.

     Cranston is, and has always been a privately-held company and is now our wholly-owned subsidiary. There is not, and never has been, a public market for the securities of Cranston. Cranston has never declared or paid any cash dividends on its capital stock. In addition, there has never been a trading market for Cranston's common stock.

SECURITIES  AUTHORIZED  FOR  ISSUANCE  UNDER  EQUITY  COMPENSATION  PLANS

     We do not have any equity compensation plans as of the date of this Current Report.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

ITEM  2.02.     RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     See Item 2.01, above.

ITEM  3.02.     UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     In connection with the Merger, each share of Cranston's issued and outstanding common stock immediately prior to the Effective Date of the Merger was converted into the right to receive 100 shares of Med-X common stock. As a result, 20,000,000 shares of Med-X common stock were issued to the 15 former holders of common stock of Cranston on August 29, 2007.

     The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. All of the investors took their securities for investment purposes without a view to distribution and had access to information concerning us and Med-X's business prospects, as required by the Securities Act. In addition, there was no general solicitation or advertising for the purchase of the shares of Med-X common stock. Our securities were issued only to accredited investors or sophisticated investors, as defined in the Securities Act with whom we had a direct personal preexisting relationship, and after a thorough discussion. Finally, our stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer. See Item 2.01, above

     All of the stockholders of Cranston who received shares of Med-X common stock as a result of the Merger were provided with access to the filings of Med-X with the SEC, including the following:

- Med-X' annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the Cranston stockholders in writing, a copy of Med-X' most recent Form 10-KSB under the Exchange Act.

- The information contained in an annual report on Form 10-KSB under the Exchange Act.

- The information contained in any reports or documents required to be filed by Med-X under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

- A brief description of the securities being offered, and any material changes in Med-X' affairs that are not disclosed in the documents furnished.

ITEM  5.01.     CHANGES  IN  CONTROL  OF  REGISTRANT.

     See Item 2.01, above.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Hank A. Vanderkam resigned as our sole officer and director as of August 29, 2007. There was no known disagreement with Mr. Vanderkam on any matter relating to our operations, policies, or practices. Pursuant to the terms of the Plan and Agreement of Merger, the new directors and officers of Med-X are as set forth herein. See Item 2.01, above.

ITEM  5.06.     CHANGE  IN  SHELL  COMPANY  STATUS.

     See Item 2.01, above.

ITEM  9.01.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (d)     Exhibits.

     The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.



Exhibit No.                                        Identification of Exhibit
-----------  -----------------------------------------------------------------------------------------------------------
10.1*        Articles of Incorporation of Cranston, Inc. filed with the Secretary of State of Nevada on July 23, 2007.
10.2*        Bylaws of Cranston, Inc. adopted on July 27, 2007.

Exhibit No.                                        Identification of Exhibit
-----------  -----------------------------------------------------------------------------------------------------------
10.3*        Plan and Agreement of Triangular Merger between Med-X Systems, Inc., Cranston, Inc. (a Nevada corporation) and Cranston, Inc. (a New York corporation) dated August 29, 2007.
10.4*        Escrow Agreement by and between Med-X Systems, Inc., the controlling stockholders of Med-X
             Systems, Inc., Cranston, Inc. (a Nevada corporation), Cranston, Inc. (a New York corporation), the
             Cranston stockholders, and Glast, Phillips & Murray, P.C. dated August 29, 2007.
10.5**       Information Statement, filed as Exhibit 2.1 to Form 10SB12G/A on May 8, 2002, Commission File
             Number 000-33107.
10.6**       Agreement and Plan of Merger dated May 6, 2002, between Med-X Systems, Inc., a Texas corporation, and Med-X Systems, Inc., a Nevada corporation and the surviving entity, filed as Exhibit
             2.2 to Form 10SB12G/A on May 8, 2002, Commission File Number 000-33107.
10.7**       Amended and Restated Articles of Incorporation of Med-X Systems, Inc. dated June 18, 2001, filed as
             Exhibit 3.1 to Form 10SB12G on August 17, 2001, Commission File Number 000-33107.
10.8**       Amended Bylaws of Med-X Systems, Inc. dated June 18, 2001, filed as Exhibit 3.2 to Form 10SB12G on August 17, 2001, Commission File Number 000-33107.
             Articles of Incorporation filed May 2, 2002, by Med-X Systems, Inc., a Nevada corporation, filed as
10.9**       Exhibit 3.3 to Form 10SB12G/A on May 8, 2002, Commission File Number 000-33107.
10.10**      Bylaws of Med-X Systems, Inc., a Nevada corporation, filed as Exhibit 3.4 to Form 10SB12G/A on
             May 8, 2002, Commission File Number 000-33107.
10.11**      Common Stock Certificate - Sample - Med-X Systems, Inc., a Nevada corporation, filed as Exhibit 4.1 to Form 10SB12G/A on May 8, 2002, Commission File Number 000-33107.
10.12**      Preferred Stock Certificate - Sample - Med-X Systems, Inc., a Nevada corporation, filed as Exhibit 4.2 to Form 10SB12G/A on May 8, 2002, Commission File Number 000-33107.
10.13**      Agreement dated April 29, 2002 between Unicorp, Inc., Equitable Assets Incorporated, and Alexander
             & Wade, Inc., filed as Exhibit 10.1 to Form 10SB12G/A on May 8, 2002, Commission File Number 000-33107.
10.14*       License Agreement made between Wellington Group Holdings Pty Ltd and Cranston, Inc., dated
             November 21, 2006.
10.15*       Form of Subscription Agreement executed by the Cranston Stockholders.
10.16*       Code of Ethics for Senior Executive Officer and Senior Financial Officers dated July 27, 2007.
10.17*       Convertible Promissory Note between Med-X Corporation and Hank Vanderkam dated March 31, 2002.
21.1*        Subsidiaries of the Registrant.
99.1*        Audited Financial Statements of Cranston, Inc., a New York corporation, from July 18, 2006 through
             June 30, 2007.

____________
*    Filed herewith.
**   Previously filed.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2007                           MED-X SYSTEMS, INC.


                                              By  /s/ Alan Moadel
                                                 -------------------------------
                                                 Alan Moadel